Exhibit 99

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital Reports Third Quarter 2002 Results

Premiums and Earnings Grow in a Strengthening Property/Casualty Insurance Market

Philadelphia, PA, October 30, 2002 — PMA Capital (NASDAQ: PMACA) today reported strong results for the third quarter of 2002, marked by a 40% increase in net premiums written and growing after-tax operating earnings, excluding Run-off Operations, of $11.9 million, or $0.38 per diluted share. For the first nine months of 2002, net premiums written have risen 56% and after-tax operating income, excluding Run-off Operations, was $32.3 million, or $1.03 per diluted share.

For the comparable periods last year, we reported an after-tax operating loss, excluding Run-off Operations and other items (detailed in the table below), of $13.4 million, or $0.62 per share, for the quarter and $4.7 million, or $0.22 per share, for the nine-month period. PMA Capital’s third quarter 2001 results were impacted by losses of approximately $20 million after-tax ($30 million pre-tax), or $0.93 per share, from the September 11th attack on the World Trade Center.

“Through the first nine months of 2002, PMA Re and The PMA Insurance Group have achieved significant growth in premiums during a period characterized by very good underwriting fundamentals across our specialty reinsurance and insurance business units. Our operating earnings have continued to grow during the first nine months of 2002, and we are on track to meet our estimated full year consolidated results, including an increase of approximately 40-50% in written premiums and $1.40 to $1.45 in after-tax operating income per diluted share,” commented John W. Smithson, President and Chief Executive Officer of PMA Capital.

“We believe that each of our two well-established specialty businesses are poised to continue to increase their premiums and earnings into 2003. We have successfully completed important elements of our capital plan and have retained our strong financial strength ratings, which we believe positions us to take full advantage of the excellent opportunities in today’s market. The capital support from our new credit facility and senior convertible debt, which added $75 million to the statutory capital of our insurance subsidiaries early in the fourth quarter, has been deployed to support our expected growth into 2003. Our outlook for the remainder of 2002 and into 2003 is quite positive, and we expect PMA Re and The PMA Insurance Group to remain disciplined in their underwriting, appropriately measured in their growth, and profitable to our bottom line,” stated Mr. Smithson.

Operating income (loss) is a performance measure used throughout the property and casualty industry that excludes net realized investment results and therefore differs from net income (loss) under generally accepted accounting principles (GAAP). A reconciliation of our operating results as discussed above to GAAP net income (loss) is as follows:

	Three Months Ended September 30,
(dollar amounts in thousands, except per share data)			Per diluted share
	2002	2001	2002	2001

After-tax operating income (loss), excluding Run-off
Operations	$11,890	$(13,388)	$0.38	$(0.62)
After-tax operating loss - Run-off Operations	(1)	(1,138)	-	(0.06)

After-tax operating income (loss)	$11,889	$(14,526)	$0.38	$(0.68)
After-tax net realized investment gains (losses)	(2,514)	876	(0.08)	0.05

Net income (loss)	$9,375	$(13,650)	$0.30	$(0.63)

	Nine Months Ended September 30,
			Per diluted share
	2002	2001	2002	2001

Pro forma after-tax operating income (loss)	$32,263	$(4,733)	$1.03	$(0.22)
After-tax operating loss - Run-off Operations	(56,866)	(15,561)	(1.82)	(0.71)
Gain on sale of real estate, net of tax	-	6,346	-	0.29
Tax benefit, IRS examination	-	10,100	-	0.46

After-tax operating loss	$(24,603)	$(3,848)	$(0.79)	$(0.18)
After-tax net realized investment gains (losses)	(13,018)	4,329	(0.41)	0.20

Net income (loss)	$(37,621)	$481	$(1.20)	$0.02

Net Income (Loss)

PMA Capital recorded net income of $9.4 million, or $0.30 per diluted share, for the third quarter of 2002, compared to a net loss of $13.7 million, or $0.63 per diluted share, for the third quarter of 2001. For the first nine months of 2002, we recorded a net loss of $37.6 million, or $1.20 per diluted share, compared with net income of $481,000, or $0.02 per diluted share, for the comparable period last year.

Included in results for the third quarter and first nine months of 2002 were after-tax net realized investment losses of $2.5 million and $13.0 million, primarily reflecting after-tax impairment losses of $4.1 million and $14.4 million on fixed income securities for the third quarter and year-to-date period, respectively. For the three and nine months ended September 30, 2001, after-tax net realized gains were $876,000 and $4.3 million, respectively.

Operating Revenues

Operating revenues include net premiums earned, net investment income and other service revenues. Operating revenues for the third quarter of 2002 and 2001 were $274.9 million and $208.8 million, respectively. For the first nine months of 2002, operating revenues were $802.5 million, compared to $614.2 million for the same period in 2001. The 31% and 32% increases in operating revenues for the quarter and year-to-date periods primarily reflect higher net premiums earned.

Financial Condition

Total assets were $4.1 billion as of September 30, 2002, compared to $3.8 billion as of December 31, 2001. Shareholders’ equity was $593.9 million as of September 30, 2002, compared with $559.9 million as of June 30, 2002 and $612.0 million as of December 31, 2001.

Book value per share, excluding unrealized gains and losses on fixed maturities, was $17.91 as of September 30, 2002, compared with $17.71 as of June 30, 2002 and $19.46 as of December 31, 2001. Including unrealized gains and losses, book value per share was $18.96 as of September 30, 2002, compared with $17.88 as of June 30, 2002 and $19.64 as of December 31, 2001.

As of September 30, 2002, total outstanding debt was $55 million for amounts due under our new credit facility that was put in place in September 2002 to replace our maturing bank facility. Early in the fourth quarter of 2002, we increased the amount available under the new credit facility to $65 million and issued $86.25 million of 4.25% convertible senior debentures that mature in 2022. These activities bring our debt outstanding to $151.25 million.

Commenting on the company’s recent capital raising efforts, Mr. Smithson stated, “We have successfully raised sufficient capital to support our businesses as we continue to see very good submission flow and experience strong premium growth in an excellent underwriting environment. As we look ahead to 2003 and the continuation of this favorable underwriting cycle, we believe our existing capital base will remain strong.”

PMA Re

PMA Re reported pre-tax operating income of $15.2 million and $41.9 million for the third quarter and first nine months of 2002, compared to pre-tax operating losses of $24.7 million and $12.1 million for the same periods last year. PMA Re’s results for 2001 were impacted by pre-tax losses of approximately $30 million from the September 11th attack on the World Trade Center. In addition, operating results in 2002 reflect improved underwriting results due to the favorable impact of improved pricing and tighter terms and conditions on reinsurance business written in recent underwriting years, primarily 2001 and 2002. Partially offsetting the improvement in underwriting results for the third quarter of 2002 is a decline in net investment income.

Net premiums written were $153.9 million in the third quarter of 2002, an increase of 47% compared to $104.9 million of net premiums written for the same period in 2001. For the first nine months of 2002, net premiums written increased 78% to $453.2 million, compared to $254.0 million for the same period last year. Net premiums written for the first nine months of 2002 included approximately $44 million reflecting stronger than expected premium growth from our treaty ceding companies in the two most recent underwriting years. Excluding this change, net premiums written were $408.9 million for the first nine months of 2002, which is a 61% increase over the premium levels for the first nine months of 2001. This increase primarily reflects higher premiums in the Traditional and Specialty treaty units where, so far in 2002, rate increases as measured by the level of premium increase on renewed in-force business have averaged approximately 35%.

The GAAP combined ratio was 95.6% and 98.8% for the third quarter and first nine months of 2002. The year-to-date result reflects continued strong current year pricing relative to risks underwritten, along with tighter terms and conditions, which resulted in more premiums per unit of exposure across nearly all of our reinsurance underwriting units. For the third quarter and first nine months of 2001, the GAAP combined ratio was 144.5% and 119.3%, which reflects the impact of the losses from the attack on the World Trade Center. Excluding these losses, PMA Re’s combined ratio was 108% and 107% for the three and nine months ended September 30, 2001.

Net investment income was $9.2 million for the third quarter of 2002, compared to $10.9 million for the third quarter of 2001, reflecting lower yields on the investment portfolio that more than offset the growth in invested assets. Net investment income for the first nine months of 2002 was $37.1 million, compared with $34.7 million in 2001. Higher interest earned on invested assets and funds held assets more than offset lower yields on the portfolio in 2002.

The PMA Insurance Group

The PMA Insurance Group reported pre-tax operating income of $6.7 million for the third quarter of 2002, up 12% from $6.0 million for the same period last year. For the first nine months of 2002, pre-tax operating income was $19.5 million, an increase of 12%, compared with $17.5 million for the same period last year. These increases are primarily due to improved underwriting results, partially offset by lower investment income.

Net premiums written increased 33% to $118.6 million for the third quarter of 2002, compared with $89.3 million for the third quarter of 2001. Net premiums written increased 36% to $378.7 million for the first nine months of 2002, compared with $278.8 million for the comparable period last year. The significant growth in premiums primarily reflects improved pricing in all lines of insurance business underwritten by us. To a lesser extent, we continue to see premium growth through an increase in the number of new business accounts written, resulting from our focused marketing efforts in selected territories.

The GAAP combined ratio in 2002 was 103.0% for the third quarter and 103.3% for the first nine months of 2002, both of which improved from the corresponding periods last year when the GAAP combined ratio was 105.0% and 105.6%, respectively. The improvement in the combined ratio is due to rate increases continuing to outpace loss cost trends.

Net investment income was $9.0 million and $10.0 million for the third quarter of 2002 and 2001. For the first nine months of 2002 and 2001, net investment income was $27.0 million and $29.7 million, respectively. The declines in net investment income reflect lower invested asset yields and a lower invested asset base resulting from the paydown of prior years’ losses.

Corporate and Other

The Corporate and Other segment includes unallocated investment income and expenses, including debt service, as well as the results of certain of the Company’s real estate properties. For the third quarter of 2002 and 2001, pre-tax operating losses for this segment were $3.2 million and $3.7 million, respectively. Through nine months of 2002, Corporate and Other recorded a pre-tax operating loss of $11.2 million, compared to $3.6 million for the same period last year.

Results for the first nine months of 2001 include a pre-tax gain of $9.8 million from the sale of certain real estate properties. Absent the gain on sale of real estate in 2001, operating results for the segment improved in 2002 primarily due to declines in interest expense of $876,000 and $3.7 million for the three and nine months ended September 30, 2002, compared to the same periods last year. The declines in interest expense reflect a lower amount of debt outstanding and lower interest rates.

Run-off Operations

In May 2002, the Company announced its decision to withdraw from the excess and surplus lines marketplace previously served by its Caliber One operating segment. As a result of the decision to exit this business, Caliber One’s results are now being reported as Run-off Operations. The results of the Run-off Operations were essentially breakeven for the third quarter of 2002 and 2001.

The Run-off Operations had a pre-tax operating loss of $87.5 million for the first nine months of 2002, which included a second quarter charge of approximately $43 million for costs to exit from and run-off this business, and a first quarter charge of approximately $40 million for higher than expected prior year loss development related to certain casualty and, to a lesser extent, property lines of business. For the first nine months of 2001, the Run-off Operations recorded a pre-tax operating loss of $22.2 million, including net prior year loss development of $18.0 million on certain casualty and property lines of business.

Business Outlook

Based on management’s current expectations, the estimated range of consolidated 2002 after-tax operating income from continuing operations is between $1.40 and $1.45 per diluted share, excluding losses from Run-off Operations, as well as the costs to exit from and run-off this business. We expect price strengthening to remain at current levels for the remainder of 2002, providing for strong growth in premium levels of approximately 40-50%. We expect the price strengthening to continue to outpace loss cost and expense trends, and that embedded underwriting margins will remain strong. We expect these conditions to allow us to achieve our combined ratio goal of 100% or better for PMA Re and 104% or better for The PMA Insurance Group.

For 2003, management currently estimates that consolidated after-tax operating income will be between $1.65 and $1.80 per diluted share, which equates to a 9-10% return on beginning book value per share. This estimate is based on management’s current expectation that rate adequacy will continue to improve as prices continue to increase in 2003. As a result, we believe that PMA Re and The PMA Insurance Group should achieve an underwriting result in 2003 that is better than their 2002 combined ratio goals of 100% and 104%.

These estimated amounts of after-tax operating earnings per diluted share for 2002 and 2003 assume that loss trends run at a similar pace as year-to-date 2002 levels, excluding catastrophes, and that loss reserves continue to be adequate for prior accident years. In addition, our estimates of 2002 and 2003 after-tax operating earnings per diluted share do not reflect any dilution from our recently issued 4.25% convertible senior debentures.

The foregoing statements are forward-looking, and actual results may differ materially. Please see the Cautionary Statements that follow for the factors that may cause actual results to differ materially from our current expectations.

Status of Business Outlook

PMA Capital’s corporate representatives authorized to speak on behalf of the Company may meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, PMA Capital’s spokespersons may reiterate the Business Outlook published in this press release. At the same time, PMA Capital will keep this press release, including this Business Outlook publicly available on its website at www.pmacapital.com. Prior to the start of the Quiet Period (described below), the public can continue to rely on this Business Outlook as still being PMA Capital’s current expectations on matters covered, unless PMA Capital publishes a press release stating otherwise.

Beginning on approximately January 15, 2003, PMA Capital will observe a “Quiet Period” during which the Business Outlook as provided in this press release and the Company’s periodic filing on Form 10-Q no longer constitute management’s current expectations. During the Quiet Period, the Business Outlook in these documents should be considered historical, speaking as of prior to the beginning of the Quiet Period only and should not be relied upon. The Company expressly disclaims any current intention to update its Business Outlook during the Quiet Period. During the Quiet Period, PMA Capital spokespersons will not comment on the Business Outlook or PMA Capital’s financial results or expectations other than through a press release. The Quiet Period will last until approximately February 5, 2003.

Conference Call with Investors

As a reminder, PMA Capital will hold a conference call with investors beginning at 5:30 p.m. Eastern Time today to review the third quarter 2002 results along with our outlook for the remainder of 2002 and full year 2003. The conference call will be available via a live webcast over the Internet at www.pmacapital.com. Simply enter the Investor Information section; click on News Releases and then click on the microphone icon. Please note that by accessing the conference call via the Internet, you will be in a listen-only mode. The call-in numbers for the conference call are as follows:

Live Call	Replay
877-679-9049 (Domestic)	800-615-3210 (Domestic)
952-556-2803 (International)	703-326-3020 (International)

A replay of the conference call will be available over the Internet or by dialing the call-in number for the replay along with the passcode 6260564. The replay will be available from approximately 8:30 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Friday, November 1st.

Quarterly Statistical Supplement

PMA Capital’s Third Quarter Statistical Supplement, which provides more detailed historical information about PMA Capital and its insurance businesses, is available on our website. Please see the Investor Information section of our website at www.pmacapital.com. You may also obtain a copy of this supplement from the Company by sending your request to:

   Albert Ciavardelli
   Vice President – Finance
   PMA Capital Corporation
   1735 Market Street
   Philadelphia, PA 19103

Alternatively, you may submit your request by telephone (215.665.5063) or by e-mail to aciavardelli@pmacapital.com.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include property and casualty reinsurance, underwritten and marketed through PMA Re, and workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release, including in the Business Outlook section and made by John W. Smithson, and oral statements made by individuals authorized to speak on behalf of PMA Capital Corporation (the “Company”) that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

o	changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;

o

regulatory or tax changes, including changes in risk-based capital or other regulatory standards that affect the cost of, or demand for, the Company’s products or otherwise affect the ability of the Company to conduct its business;

o	competitive conditions that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

o	ability to implement and maintain rate increases;

o	the effect of changes in workers’compensation statutes and their administration, which may affect the rates that we can charge and the manner in which we administer claims;

o	the Company’s ability to predict and effectively manage claims related to insurance and reinsurance policies;

o	the lowering or loss of one or more of the financial strength or claims paying ratings of the Company’s insurance subsidiaries;

o	adequacy of reserves for claim liabilities;

o	adverse property and casualty loss development for events the Company insured in prior years;

o	the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attack on the World Trade Center;

o	uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;

o	adequacy and collectibility of reinsurance purchased by the Company;

o	severity of natural disasters and other catastrophes;

o	reliance on key management; and

o	other factors disclosed from time to time in the Company’s most recent Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission.

Investors should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PMA Capital Corporation
GAAP Financial Highlights
(Dollars in thousands, except per share amounts)

Three months ended September 30,
Income Statement Data:	2002	2001

Net premiums written:
PMA Re	$153,862	$104,902
The PMA Insurance Group	118,627	89,316
Run-off Operations	(3,418)	8,507
Corporate and Other	(220)	(184)

Consolidated	$268,851	$202,541

Revenues:
Net premiums earned:
PMA Re	$135,511	$79,970
The PMA Insurance Group	103,190	91,301
Run-off Operations	14,250	13,075
Corporate and Other	(220)	(184)

Consolidated net premiums earned	252,731	184,162
Net investment income	18,087	21,338
Realized gains (losses)	(3,868)	1,347
Other revenues	4,057	3,308

Consolidated revenues	$271,007	$210,155

Components of operating income (loss) (1):
PMA Re	$15,196	$(24,656)
The PMA Insurance Group	6,714	6,001
Run-off Operations	(2)	50
Corporate and Other	(3,211)	(3,676)

Pre-tax operating income (loss)	$18,697	$(22,281)

After-tax operating income (loss)	$11,889	$(14,526)

Net income (loss)	$9,375	$(13,650)

Weighted average common shares outstanding:
Basic	31,328,813	21,518,476
Diluted	31,621,993	21,518,476

After-tax operating income (loss) per share:
Basic	$0.38	$(0.68)

Diluted	$0.38	$(0.68)

Net income (loss) per share:
Basic	$0.30	$(0.63)

Diluted	$0.30	$(0.63)

(1)

 Operating income (loss) differs from net income (loss) under generally accepted accounting principles ("GAAP") because operating income (loss) excludes net realized investment gains and losses. Pre-tax operating income (loss) is defined as income (loss) before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

PMA Capital Corporation
Pro Forma Financial Highlights (1)
(Dollars in thousands, except per share amounts)

Three months ended September 30,
Income Statement Data:	2002	2001

Net premiums written:
PMA Re	$153,862	$104,902
The PMA Insurance Group	118,627	89,316
Corporate and Other	(220)	(184)

Net premiums written - continuing operations	$272,269	$194,034

Revenues:
Net premiums earned:
PMA Re	$135,511	$79,970
The PMA Insurance Group	103,190	91,301
Corporate and Other	(220)	(184)

Net premiums earned - continuing operations	238,481	171,087
Net investment income	17,973	20,652
Realized gains (losses)	(3,834)	1,132
Other revenues	4,057	3,308

Revenues - Continuing operations	256,677	196,179
Revenues - Run-off Operations	14,330	13,976

Consolidated revenues - total	$271,007	$210,155

Components of operating income (loss) (2):
Pre-tax operating income (loss) from continuing operations:
PMA Re	$15,196	$(24,656)
The PMA Insurance Group	6,714	6,001
Corporate and Other	(3,211)	(3,676)

Pre-tax operating income (loss) - Continuing operations	$18,699	$(22,331)

After-tax operating income (loss) - Continuing operations	$11,890	$(13,388)
Realized gains (losses) - Continuing operations	(2,492)	736
Loss from Run-off Operations, net of tax	(23)	(998)

Net income (loss)	$9,375	$(13,650)

Weighted average common shares outstanding:
Basic	31,328,813	21,518,476
Diluted	31,621,993	21,518,476

After-tax operating income (loss) per share - Continuing operations:
Basic	$0.38	$(0.62)

Diluted	$0.38	$(0.62)

Income (loss) per share - Continuing operations:
Basic	$0.30	$(0.59)

Diluted	$0.30	$(0.59)

(1)	Pro forma financial highlights represent our reported GAAP results adjusted to report the results of Caliber One as Run-off operations.

(2)

Operating income (loss) differs from net income (loss) under generally accepted accounting principles ("GAAP") because operating income (loss) excludes net realized investment gains and losses. Pre-tax operating income (loss) is defined as income (loss) from continuing operations before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

PMA Capital Corporation
GAAP Financial Highlights
(Dollars in thousands, except per share amounts)

Nine months ended September 30,
Income Statement Data:	2002	2001

Net premiums written:
PMA Re	453,169	254,025
The PMA Insurance Group	378,727	278,802
Run-off Operations	28,752	40,055
Corporate and Other	(653)	(587)

Consolidated	$859,995	$572,295

Revenues:
Net premiums earned:
PMA Re	$386,543	$243,278
The PMA Insurance Group	309,530	252,877
Run-off Operations	31,785	33,265
Corporate and Other	(653)	(587)

Consolidated net premiums earned	727,205	528,833
Net investment income	63,873	65,714
Realized gains (losses)	(20,028)	6,659
Other revenues	11,471	19,623

Consolidated revenues	$782,521	$620,829

Components of operating loss (1):
PMA Re	$41,902	$(12,123)
The PMA Insurance Group	19,508	17,491
Run-off Operations	(87,497)	(22,206)
Corporate and Other	(11,191)	(3,578)

Pre-tax operating loss	$(37,278)	$(20,416)

After-tax operating loss	$(24,603)	$(3,848)

Net income (loss)	$(37,621)	$481

Weighted average common shares outstanding:
Basic	31,269,995	21,514,144
Diluted	31,269,995	21,891,248

After-tax operating loss per share:
Basic	$(0.79)	$(0.18)

Diluted	$(0.79)	$(0.18)

Net income (loss) per share:
Basic	$(1.20)	$0.02

Diluted	$(1.20)	$0.02

Balance Sheet Data:	September 30, 2002	December 31, 2001

Total assets	$4,116,454	$3,802,979
Shareholders' equity	$593,873	$612,006
Shareholders' equity per share (including FAS 115)	$18.96	$19.64
Shareholders' equity per share (excluding FAS 115)	$17.91	$19.46

(1)

Operating income (loss) differs from net income (loss) under generally accepted accounting principles (“GAAP”) because operating income (loss) excludes net realized investment gains and losses. Pre-tax operating income (loss) is defined as income (loss) before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

PMA Capital Corporation
Pro Forma Financial Highlights (1)
(Dollars in thousands, except per share amounts)

Nine months ended September 30,
Income Statement Data:	2002	2001

Net premiums written:
PMA Re	$453,169	$254,025
The PMA Insurance Group	378,727	278,802
Corporate and Other	(653)	(587)

Net premiums written - continuing operations	$831,243	$532,240

Revenues:
Net premiums earned:
PMA Re	$386,543	$243,278
The PMA Insurance Group	309,530	252,877
Corporate and Other	(653)	(587)

Net premiums earned - continuing operations	695,420	495,568
Net investment income	63,297	63,675
Realized gains (losses)	(20,096)	4,580
Other revenues	11,471	9,860

Revenues - Continuing operations	750,092	573,683
Revenues - Run-off Operations	32,429	37,383
Gain on sale of real estate	-	9,763

Consolidated revenues - total	$782,521	$620,829

Components of operating income (loss) (2):
Pre-tax operating income (loss) from continuing operations:
PMA Re	$41,902	$(12,123)
The PMA Insurance Group	19,508	17,491
Corporate and Other	(11,191)	(13,341)

Pre-tax operating income (loss) - Continuing operations	$50,219	$(7,973)

After-tax operating income (loss) - Continuing operations	$32,263	$(4,733)
Realized gains (losses) - Continuing operations	(13,063)	2,978
Loss from Run-off Operations, net of tax	(56,821)	(14,210)
Gain on sale of real estate, net of tax	-	6,346
Tax benefit - IRS examination	-	10,100

Net income (loss)	$(37,621)	$481

Weighted average common shares outstanding:
Basic	31,269,995	21,514,144
Diluted	31,269,995	21,891,248

After-tax operating income (loss) per share - Continuing operations:
Basic	$1.03	$(0.22)

Diluted	$1.03	$(0.22)

Income (loss) per share - Continuing operations:
Basic	$0.61	$(0.08)

Diluted	$0.61	$(0.08)

(1)

Pro forma financial highlights represent our reported GAAP results adjusted to report the results of Caliber One as Run-off operations and to separately report the effect on 2001 results of a gain on real estate and a tax benefit recognized upon completion of an IRS examination. This presentation is provided for informational purposes only and is not in conformity with GAAP.

(2)

Operating income (loss) differs from net income (loss) under generally accepted accounting principles ("GAAP") because operating income (loss) excludes net realized investment gains and losses. Pre-tax operating income (loss) is defined as income (loss) from continuing operations before income taxes, excluding net realized investment gains and losses. The Company excludes net realized investment gains (losses) from the profit and loss measure it utilizes to assess the performance of its operating segments because (i) net realized investment gains (losses) are unpredictable and not necessarily indicative of current operating fundamentals or future performance and (ii) in many instances, decisions to buy and sell securities are made at the holding company level, and such decisions result in net realized gains (losses) that do not relate to the operations of the individual segments.

PMA Capital Corporation
GAAP Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2002	December 31, 2001

Assets
Investments and cash:
Fixed maturities available for sale	$1,509,862	$1,425,281
Short-term investments	414,490	350,054
Cash	14,404	20,656

Total investments and cash	1,938,756	1,795,991

Accrued investment income	21,405	19,121
Premiums receivable	376,293	301,104
Reinsurance receivable	1,260,399	1,210,764
Deferred income taxes	86,672	82,120
Deferred acquisition costs	87,236	64,350
Funds held by reinsureds	159,750	145,239
Other assets	185,943	184,290

Total assets	$4,116,454	$3,802,979

Liabilities:
Unpaid losses and loss adjustment expenses	$2,304,309	$2,324,439
Unearned premiums	442,485	308,292
Short-term debt	55,000	62,500
Accounts payable, accrued expenses
and other liabilities	232,688	217,490
Funds held under reinsurance treaties	255,950	227,892
Dividends to policyholders	16,755	17,132
Payable under securities loan agreements	215,394	33,228

Total liabilities	3,522,581	3,190,973

Shareholders' Equity:
Class A Common stock	171,090	171,090
Additional paid-in capital	109,331	109,331
Retained earnings	332,566	382,165
Accumulated other comprehensive income	33,483	5,375
Notes receivable from officers	(62)	(158)
Treasury stock, at cost	(52,535)	(55,797)

Total shareholders' equity	593,873	612,006

Total liabilities and shareholders' equity	$4,116,454	$3,802,979

PMA Capital Corporation
GAAP Consolidated Statements of Operations
(Dollars in thousands)

	Three months ended September 30,
	2002	2001

Gross premiums written	$322,306	$287,928

Net premiums written	$268,851	$202,541

Revenues:
Net premiums earned	$252,731	$184,162
Net investment income	18,087	21,338
Net realized investment gains (losses)	(3,868)	1,347
Other revenues	4,057	3,308

Total revenues	271,007	210,155

Expenses:
Losses and loss adjustment expenses	180,733	169,075
Acquisition expenses	55,390	36,659
Operating expenses	18,067	20,341
Dividends to policyholders	1,469	3,619
Interest expense	519	1,395

Total losses and expenses	256,178	231,089

Pre-tax income (loss)	14,829	(20,934)

Income tax expense (benefit):
Current	-	(7,529)
Deferred	5,454	245

Total income tax expense (benefit)	5,454	(7,284)

Net income (loss)	$9,375	$(13,650)

Pre-tax operating income (loss)	$18,697	$(22,281)

After-tax operating income (loss)	$11,889	$(14,526)

PMA Capital Corporation
Pro Forma Consolidated Statements of Operations (1)
(Dollars in thousands)

	Three months ended September 30,
	2002	2001

Gross premiums written	$316,789	$263,170

Net premiums written	$272,269	$194,034

Revenues:
Net premiums earned	$238,481	$171,087
Net investment income	17,973	20,652
Net realized investment gains (losses)	(3,834)	1,132
Other revenues	4,057	3,308

Total revenues	256,677	196,179

Expenses:
Losses and loss adjustment expenses	170,695	159,917
Acquisition expenses	51,718	34,420
Operating expenses	17,411	18,027
Dividends to policyholders	1,469	3,619
Interest expense	519	1,395

Total losses and expenses	241,812	217,378

Pre-tax income (loss) - Continuing operations	14,865	(21,199)

Income tax expense (benefit):
Current	-	(6,397)
Deferred	5,467	(2,150)

Total income tax expense (benefit)	5,467	(8,547)

Income (loss) from Continuing operations	9,398	(12,652)
Loss from Run-off operations, net of tax	(23)	(998)

Net income (loss)	$9,375	$(13,650)

Pre-tax operating income (loss) - Continuing operations	$18,699	$(22,331)

After-tax operating income (loss) - Continuing operations	$11,890	$(13,388)

(1)	Pro forma Consolidated Statements of Operations represent our reported GAAP results adjusted to report the results of Caliber One as Run-off operations.

PMA Capital Corporation
GAAP Consolidated Statements of Operations
(Dollars in thousands)

	Nine months ended September 30,
	2002	2001

Gross premiums written	$1,103,243	$762,602

Net premiums written	$859,995	$572,295

Revenues:
Net premiums earned	$727,205	$528,833
Net investment income	63,873	65,714
Net realized investment gains (losses)	(20,028)	6,659
Other revenues	11,471	19,623

Total revenues	782,521	620,829

Expenses:
Losses and loss adjustment expenses	572,960	457,570
Acquisition expenses	161,202	101,470
Operating expenses	96,571	59,767
Dividends to policyholders	7,476	10,413
Interest expense	1,618	5,366

Total losses and expenses	839,827	634,586

Pre-tax loss	(57,306)	(13,757)

Income tax benefit:
Current	-	(6,937)
Deferred	(19,685)	(7,301)

Total income tax benefit	(19,685)	(14,238)

Net income (loss)	$(37,621)	$481

Pre-tax operating loss	$(37,278)	$(20,416)

After-tax operating loss	$(24,603)	$(3,848)

PMA Capital Corporation
Pro Forma Consolidated Statements of Operations (1)
(Dollars in thousands)

	Nine months ended September 30,
	2002	2001

Gross premiums written	$997,766	$673,706

Net premiums written	$831,243	$532,240

Revenues:
Net premiums earned	$695,420	$495,568
Net investment income	63,297	63,675
Net realized investment gains (losses)	(20,096)	4,580
Other revenues	11,471	9,860

Total revenues	750,092	573,683

Expenses:
Losses and loss adjustment expenses	501,979	411,080
Acquisition expenses	152,258	96,646
Operating expenses	56,638	53,571
Dividends to policyholders	7,476	10,413
Interest expense	1,618	5,366

Total losses and expenses	719,969	577,076

Pre-tax income (loss) - Continuing operations	30,123	(3,393)

Income tax expense (benefit):
Current	-	(9,591)
Deferred	10,923	7,953

Total income tax expense (benefit)	10,923	(1,638)

Income (loss) from Continuing operations	19,200	(1,755)
Loss from Run-off operations, net of tax	(56,821)	(14,210)
Gain on sale of real estate, net of tax	-	6,346
Tax benefit - IRS examination	-	10,100

Net income (loss)	$(37,621)	$481

Pre-tax operating income (loss) - Continuing operations	$50,219	$(7,973)

After-tax operating income (loss) - Continuing operations	$32,263	$(4,733)

(1)

Pro forma Consolidated Statements of Operations represent our reported GAAP results adjusted to report the results of Caliber One as Run-off operations and to separately report the effect on 2001 results of a gain on real estate and a tax benefit recognized upon completion of an IRS examination. This presentation is provided for informational purposes only and is not in conformity with GAAP.

PMA Capital Corporation Consolidating Statements of Operations For the Three Months Ended September 30, 2002 (Dollars in thousands)
	PMA Re	PMA Insurance Group	Ongoing Insurance Operations	Corp & Other	Total Ongoing Operations	Run-off Operations	Consolidated

Gross premiums written	$186,499	$130,510	$317,009	$(220)	$316,789	$5,517	$322,306

Net premiums written	$153,862	$118,627	$272,489	$(220)	$272,269	$(3,418)	$268,851

Revenues:
Net premiums earned	$135,511	$103,190	$238,701	$(220)	$238,481	$14,250	$252,731
Net investment income	9,239	8,971	18,210	(237)	17,973	114	18,087
Other revenues	-	3,989	3,989	68	4,057	-	4,057

Total operating revenues	144,750	116,150	260,900	(389)	260,511	14,364	274,875

Expenses:
Losses and LAE	92,574	78,121	170,695	-	170,695	10,038	180,733
Acquisition expenses	33,679	18,039	51,718	-	51,718	3,672	55,390
Operating expenses	3,301	11,807	15,108	2,303	17,411	656	18,067
Dividends to policyholders	-	1,469	1,469	-	1,469	-	1,469
Interest expense	-	-	-	519	519	-	519

Total losses and expenses	129,554	109,436	238,990	2,822	241,812	14,366	256,178

Pre-tax operating income (loss)	15,196	6,714	21,910	(3,211)	18,699	(2)	18,697
Net realized investment losses	(2,638)	(1,196)	(3,834)	-	(3,834)	(34)	(3,868)

Pre-tax income (loss)	$12,558	$5,518	$18,076	$(3,211)	$14,865	$(36)	$14,829

Ratios - GAAP basis:
Loss and LAE ratio	68.3%	75.7%	71.5%

Expense ratio:
Acquisition expenses	24.9%	17.5%	21.7%
Operating expenses	2.4%	8.4%	5.0%

Total expense ratio	27.3%	25.9%	26.7%

Policyholders' dividend ratio	NA	1.4%	0.6%

Combined ratio	95.6%	103.0%	98.8%

Net investment income ratio	-6.8%	-8.7%	-7.6%

Operating ratio	88.8%	94.3%	91.2%

PMA Capital Corporation Consolidating Statements of Operations For the Three Months Ended September 30, 2001 (Dollars in thousands)
	PMA Re	PMA Insurance Group	Ongoing Insurance Operations	Corp & Other	Total Ongoing Operations	Run-off Operations	Consolidated

Gross premiums written	$159,827	$103,527	$263,354	$(184)	$263,170	$24,758	$287,928

Net premiums written	$104,902	$89,316	$194,218	$(184)	$194,034	$8,507	$202,541

Revenues:
Net premiums earned	$79,970	$91,301	$171,271	$(184)	$171,087	$13,075	$184,162
Net investment income	10,887	9,989	20,876	(224)	20,652	686	21,338
Other revenues	-	3,062	3,062	246	3,308	-	3,308

Total operating revenues	90,857	104,352	195,209	(162)	195,047	13,761	208,808

Expenses:
Losses and LAE	91,082	68,835	159,917	-	159,917	9,158	169,075
Acquisition expenses	17,966	16,454	34,420	-	34,420	2,239	36,659
Operating expenses	6,465	9,443	15,908	2,119	18,027	2,314	20,341
Dividends to policyholders	-	3,619	3,619	-	3,619	-	3,619
Interest expense	-	-	-	1,395	1,395	-	1,395

Total losses and expenses	115,513	98,351	213,864	3,514	217,378	13,711	231,089

Pre-tax operating income (loss)	(24,656)	6,001	(18,655)	(3,676)	(22,331)	50	(22,281)
Net realized investment gains	1,011	121	1,132	-	1,132	215	1,347

Pre-tax income (loss)	$(23,645)	$6,122	$(17,523)	$(3,676)	$(21,199)	$265	$(20,934)

Ratios - GAAP basis:
Loss and LAE ratio	113.9%	75.4%	93.4%

Expense ratio:
Acquisition expenses	22.5%	18.0%	20.1%
Operating expenses	8.1%	7.6%	7.8%

Total expense ratio	30.6%	25.6%	27.9%

Policyholders' dividend ratio	NA	4.0%	2.1%

Combined ratio	144.5%	105.0%	123.4%

Net investment income ratio	-13.6%	-10.9%	-12.2%

Operating ratio	130.9%	94.1%	111.2%

PMA Capital Corporation Consolidating Statements of Operations For the Nine Months Ended September 30, 2002 (Dollars in thousands)
	PMA Re	PMA Insurance Group	Ongoing Insurance Operations	Corp & Other	Total Ongoing Operations	Run-off Operations	Consolidated

Gross premiums written	$574,973	$423,446	$998,419	$(653)	$997,766	$105,477	$1,103,243

Net premiums written	$453,169	$378,727	$831,896	$(653)	$831,243	$28,752	$859,995

Revenues:
Net premiums earned	$386,543	$309,530	$696,073	$(653)	$695,420	$31,785	$727,205
Net investment income	37,148	27,002	64,150	(853)	63,297	576	63,873
Other revenues	-	10,887	10,887	584	11,471	-	11,471

Total operating revenues	423,691	347,419	771,110	(922)	770,188	32,361	802,549

Expenses:
Losses and LAE	271,430	230,549	501,979	-	501,979	70,981	572,960
Acquisition expenses	98,137	54,121	152,258	-	152,258	8,944	161,202
Operating expenses	12,222	35,765	47,987	8,651	56,638	39,933	96,571
Dividends to policyholders	-	7,476	7,476	-	7,476	-	7,476
Interest expense	-	-	-	1,618	1,618	-	1,618

Total losses and expenses	381,789	327,911	709,700	10,269	719,969	119,858	839,827

Pre-tax operating income (loss)	41,902	19,508	61,410	(11,191)	50,219	(87,497)	(37,278)
Net realized investment gains (losses)	(10,709)	(9,387)	(20,096)	-	(20,096)	68	(20,028)

Pre-tax income (loss)	$31,193	$10,121	$41,314	$(11,191)	$30,123	$(87,429)	$(57,306)

Ratios - GAAP basis:
Loss and LAE ratio	70.2%	74.5%	72.1%

Expense ratio:
Acquisition expenses	25.4%	17.5%	21.9%

Operating expenses	3.2%	8.9%	5.7%

Total expense ratio	28.6%	26.4%	27.6%

Policyholders' dividend ratio	NA	2.4%	1.1%

Combined ratio	98.8%	103.3%	100.8%

Net investment income ratio	-9.6%	-8.7%	-9.2%

Operating ratio	89.2%	94.6%	91.6%

PMA Capital Corporation Pro Forma Consolidating Statements of Operations (1) For the Nine Months Ended September 30, 2001 (Dollars in thousands)
	PMA Re	PMA Insurance Group	Ongoing Insurance Operations	Corp & Other	Total Ongoing Operations	Run-off Operations	Consolidated

Gross premiums written	$352,124	$322,169	$674,293	$(587)	$673,706	$88,896	$762,602

Net premiums written	$254,025	$278,802	$532,827	$(587)	$532,240	$40,055	$572,295

Revenues:
Net premiums earned	$243,278	$252,877	$496,155	$(587)	$495,568	$33,265	$528,833
Net investment income	34,723	29,671	64,394	(719)	63,675	2,039	65,714
Other revenues	-	8,516	8,516	1,344	9,860	-	9,860

Total operating revenues	278,001	291,064	569,065	38	569,103	35,304	604,407

Expenses:
Losses and LAE	223,298	187,782	411,080	-	411,080	46,490	457,570
Acquisition expenses	51,710	44,936	96,646	-	96,646	4,824	101,470
Operating expenses	15,116	30,442	45,558	8,013	53,571	6,196	59,767
Dividends to policyholders	-	10,413	10,413	-	10,413	-	10,413
Interest expense	-	-	-	5,366	5,366	-	5,366

Total losses and expenses	290,124	273,573	563,697	13,379	577,076	57,510	634,586

Pre-tax operating income (loss)	(12,123)	17,491	5,368	(13,341)	(7,973)	(22,206)	(30,179)
Net realized investment gains (losses)	5,339	(759)	4,580	-	4,580	2,079	6,659

Pre-tax income (loss)	$(6,784)	$16,732	$9,948	$(13,341)	$(3,393)	$(20,127)	$(23,520)

Ratios - GAAP basis:
Loss and LAE ratio	91.8%	74.3%	82.9%

Expense ratio:
Acquisition expenses	21.3%	17.8%	19.5%
Operating expenses	6.2%	9.4%	7.9%

Total expense ratio	27.5%	27.2%	27.4%

Policyholders' dividend ratio	NA	4.1%	2.1%

Combined ratio	119.3%	105.6%	112.4%

Net investment income ratio	-14.3%	-11.7%	-13.0%

Operating ratio	105.0%	93.9%	99.4%

(1)	Excludes a gain on sale of real estate of $9.8 million from the Corporate and Other segment.